Exhibit 99.1

B2Digital’s B2 Fighting Series Kicks Off 2023 with New Single-Event Company Record at B2FS 178

TAMPA, FL, February 7, 2023 – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce that it has officially kicked off the 2023 B2 Fighting Series (“B2FS”) with a record-setting performance at B2FS 178, which took place this past Saturday, February 4, at the Paroquet Springs Conference Center in Shepherdsville, Kentucky.

Although management does not want to publicly release precise revenue information until it has been fully vetted, it can be made public that B2FS 178 broke all-time Company records for single-day events in both online ticket sales and overall sales.

“This is a tremendous way to get back into action in the new year, and I’m extremely proud of our team, our fighters, and our loyal fans,” remarked Greg P. Bell, Chairman and CEO of B2 Digital. “We have continued to make strong gains in name ID and brand awareness among combat sports fans around the world, and these numbers are a testament to that work and investment. And we have much bigger moves just ahead on that front.”

B2FS 178 featured six (6) pro and ten (10) amateur matchups, and two (2) grappling bouts.

B2FS matchmaker Brandon ‘Hardrock’ Higdon noted, “B2 Fighting Series promised and delivered this past Saturday night in Shepherdsville. This was the biggest night in B2 Fighting Series history. Derek Albright, Davion Trotter, Christian Dinh, and Tyler Stevens are now undefeated professional fighters. Remember those names! We expect big things from each. Nick Maupin ended the night with a huge Knockout victory. A solid undercard provided a mix of exciting submissions, knockouts, and decisions. B2FS 178 was an amazing way to start 2023, and we look forward to what the year has in store from here!”

About B2Digital Inc.

B2Digital (OTC: BTDG) is the premier development league for mixed martial arts (“MMA”). The Company is primarily engaged with scheduling, organizing, and producing live MMA events, marketing those events, and generating both live audience and PPV ticket sales, as well as creatively marketing the archived content generated through its operations in this segment. The Company also plans to generate additional revenues over time from endorsement deals with global brands as its audience grows. The B2 Fighting Series is licensed in 20 US states to operate LIVE MMA Fights. Most B2 Fighting Series events sell out at the gate. The Company now operates at a pace of more than 40 events per year.

For more information about B2Digital, visit the Company’s website at www.B2FS.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.B2FS.com

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B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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